                                                                      EXHIBIT 99


NEWS RELEASE                                [LOGO OF BELL ATLANTIC APPEARS HERE]



FOR IMMEDIATE RELEASE                       Contact:
Jan. 27, 1999                               David Frail
                                            212-395-7726
                                            david.frail@bellatlantic.com


                       Strong Telecom and Wireless Volumes
                Drive Double-Digit Bell Atlantic Earnings Growth

          Adjusted EPS Up 11.3 Percent for Quarter, 11 Percent For Year


NEW YORK, N.Y. -- Bell Atlantic Corp. (NYSE: BEL) today announced its fourth consecutive year of double-digit earnings growth, with 1998 adjusted earnings per diluted share increasing 11 percent to $2.72 from $2.45 in 1997. Adjusted net income available to common shareowners rose 11.6 percent to $4.3 billion.

     Fourth quarter adjusted EPS increased to 69 cents, up 11.3 percent from 62 cents in fourth quarter 1997, with adjusted net income available to common shareowners rising to $1.1 billion, up 11.8 percent from $970.9 million.

     Adjustments and reported results are described below.

     "Bell Atlantic had an excellent 1998," said Chairman and CEO Ivan Seidenberg. "We extended our track record for double-digit earnings growth to a fourth consecutive year even while integrating Bell Atlantic and NYNEX following our merger. At the same time, we positioned ourselves to sustain this momentum and even accelerate it by preparing to enter the richest new markets in telecommunications."

     "Our Telecom Group benefited from a full year of robust across-the-board demand for voice and data services and invested for growth, both through long distance entry and through

                                   --more--

Bell Atlantic Earnings Release, p. 2


new data facilities and services, including our new Infospeed DSL(SM) offering. Our Wireless Group contributed nearly one-third of last year's earnings growth and showed once again that it is one of the world's strongest portfolios of domestic and international wireless assets.

     "Our performance was significantly enhanced by the cost savings, capital efficiencies and revenue gains we generated from the Bell Atlantic-NYNEX merger. These synergies helped us make significant progress toward becoming the kind of diversified, multi-service provider that will participate fully in the phenomenal growth of communications markets worldwide. Our merger of equals with GTE will be the most significant step in this transformation, and we're looking forward to completing that transaction and getting to the next competitive level."

     Adjusted revenues increased 4.5 percent for the quarter, to $8.1 billion, and 3.6 percent for the year, to $31.6 billion. Proportionate revenues from Bell Atlantic's Telecom and Global Wireless businesses, which include Bell Atlantic's share of revenues from unconsolidated wireless investments, rose 6.5 percent for the quarter and 5.6 percent for the year. Adjusted expenses increased 3.5 percent for the quarter and 2.2 percent for the year.

         Adjusted results exclude charges for special items. These totaled 4 cents per share in fourth quarter 1998 for merger transition costs and 2 cents per share in fourth quarter 1997 for charges partially offset by certain one-time gains. Charges in 1998 totaled 86 cents per share, primarily for completion of a retirement incentive program, write-downs of certain international investments, and merger transition charges. Charges in 1997 totaled 89 cents per share, largely for costs related to the Bell Atlantic-NYNEX merger.

         Reported fourth quarter net income available to common shareowners was $1.0 billion, or 65 cents per share, compared to $940.0 million, or 60 cents per share, in fourth quarter 1997. Reported 1998 net income available to common shareowners was $2.9 billion, or $1.86 per share, compared to $2.5 billion, or $1.56 per share, in 1997.

                               Telecom Highlights

     With demand for communications services, particularly data and value-added services, continuing at robust levels, Telecom Group revenue increased 3.5 percent over fourth quarter 1997. The number of access lines in service grew 4.3 percent to 41.6 million, which, combined with continued demand for data circuits, increased the number of voice-grade equivalents (access

                                   --more--

Bell Atlantic Earnings Release, p. 3


lines plus data circuits) in service by 11.6 percent to 56.9 million. Access minutes of use increased 5.9 percent in the quarter and 7.8 percent for the full year.

     More than two-thirds of Telecom revenue growth for both the quarter and the year came from sales of data services. Data revenues, including those from high-bandwidth packet-switched and special access services and Bell Atlantic's network integration business, exceeded $2.3 billion for the year, 31 percent over 1997 levels.

     The demand for digital connectivity and value-added features continued to grow in all markets. In the enterprise (large business) and general business markets:

  . The number of "DS0" circuits in service (digital, high-bandwidth and packet-switched services as measured in 64-kilobit voice-grade equivalents) increased more than 38 percent over year-end 1997, to 16.6 million.

  . Bell Atlantic ended 1998 with almost 519,000 basic rate Integrated Services Digital Network (ISDN) lines in service, up 19 percent from year-end 1997, and the number of primary rate ISDN channels in service increased 75 percent to nearly 823,000.

In consumer markets:

  . Bell Atlantic ended the year with more than 2 million lines equipped to offer Infospeed DSL(SM), the company's high-bandwidth household service. Bell Atlantic plans to equip more than 7.5 million lines for Infospeed by the end of 1999 and approximately 14 million lines by the end of 2000.

  . Vertical service revenues continued to grow as customers purchased new packages combining Caller ID, Return Call, Call Waiting, Home Voice Mail and other features. Caller ID revenues increased 42 percent in 1998, as the number of subscribers increased to 6.3 million, and Home Voice Mail revenues rose 16 percent.

In network services markets:

  . At the end of 1998, Bell Atlantic was providing other carriers with approximately 600,000 resold access lines and 70,000 unbundled loops.

  .  Special access revenues for the year increased 22 percent to $1.5 billion.

     Adjusted 1998 network operating expenses totaled $20.6 billion, 2.1 percent above 1997 levels, with cash expenses up 1.5 percent. Fourth quarter adjusted operating expenses of $5.3 billion were 3.0 percent above fourth quarter 1997 levels, with cash expenses up 2.9 percent.

                                   --more--

Bell Atlantic Earnings Release, p. 4


Among the drivers of expense growth were interconnection payments to competitive local exchange carriers, which increased by approximately $175 million in 1998 over 1997 levels.

                               Wireless Highlights

     Continued strong performance drove Wireless Group financial results to new levels in 1998. Solid fourth quarter gains by Bell Atlantic Mobile, PrimeCo Personal Communications and one of the world's premier international wireless portfolios enabled Wireless to set new marks for proportionate net subscribers, revenues and operating income.

     In line with Bell Atlantic's strategy to become a national and global wireless business, international investments and PrimeCo Personal Communications generated nearly 60 percent of the Group's revenue growth in 1998, and international ventures contributed nearly half of the year's net subscriber additions, approximately 1.1 million.

     Proportionate subscribers increased more than 35 percent over fourth quarter 1997 to 8.6 million. Proportionate net subscriber additions for the quarter totaled 731,000, 41 percent more than the prior-year period. Net customer additions for the year totaled almost 2.2 million, 35 percent more than in 1997.

     Total proportionate revenues increased 27.5 percent in the quarter, to a record $1.3 billion, and totaled $4.6 billion for the year, 25 percent higher than in 1997. Proportionate operating income for the quarter increased 20 percent to $195 million. Full-year operating income totaled $760 million, up nearly 41 percent over 1997.

     Bell Atlantic's domestic properties capped a year of sustained growth with a strong fourth quarter. Bell Atlantic Mobile (BAM) added 302,000 customers in the quarter -- 10,000 more than in fourth quarter 1997 -- and grew its subscriber base to 6.2 million, 16 percent above year-end 1997. The introduction of DigitalChoice SingleRate price plans in September helped BAM grow its digital subscriber base to more than 950,000 by year-end. Approximately 40 percent of BAM busy-hour calls were on its digital networks.

     Demand for PCS service in the Midwest, Southeast and Southwest fueled strong growth at PrimeCo Personal Communications, with fourth quarter subscriber additions of 196,000 bringing PrimeCo's total subscriber base to 902,000, up 133 percent over year-end 1997.

                                   --more--

Bell Atlantic Earnings Release, p. 5


PrimeCo's year-end penetration rate of 2.2 percent of covered POPs was double the year-end 1997 rate.

       Other domestic highlights:

  . BAM's total quarterly revenues were $923 million, 13 percent above fourth quarter 1997. Total BAM revenues for the year were almost $3.5 billion, up 12 percent over 1997.

  . BAM's continued focus on expense control reduced acquisition costs per subscriber by 15 percent to $184, compared to $217 in the prior-year period. Cash expense per subscriber for the quarter was $25.

  . BAM operating cash flow for the quarter was $343 million, up 9 percent over the prior-year period. Operating cash flow margin in the fourth quarter was 43 percent and 45 percent for the year. Quarterly operating income of $202 million brought the full-year total to $821 million. Dilution of total revenue per subscriber declined to 3.2 percent in the quarter, nearly a full percentage point lower than the full-year figure of 4.3 percent.

  . Total PrimeCo revenues for the quarter grew 98 percent over fourth quarter 1997 to $154 million. Year-end revenues were $509 million, compared to $208 million in 1997. Average monthly revenue per subscriber was $53 in the quarter, and $57 for the year.

     The Group's portfolio of international investments rode the strong popularity of prepaid wireless services and the increasing adoption of wireless as an alternative to landline service to produce a growing share of Global Wireless revenue and operating cash flow.

     International proportionate net subscriber additions for the quarter totaled 336,000, almost double the prior-year period. International year-end proportionate subscribers totaled approximately 2 million, up 144 percent over 1997.

     International proportionate revenues for the quarter were $276 million, almost double fourth quarter 1997, bringing the year-end total to $856 million, $393 million more than 1997. Proportionate operating income in the quarter grew to $41 million, $24 million over fourth quarter 1997. Quarterly operating cash flow grew to $83 million, totaling $250 million for 1998, 180 percent over the prior year.

       Other international highlights:

  . Omnitel Pronto Italia, Bell Atlantic's Italian wireless investment, added more than a million customers in the quarter to pass the six-million customer milestone. Omnitel is the third-largest GSM network wireless operator in Europe.

                                   --more--

Bell Atlantic Earnings Release, p. 6


  . Grupo Iusacell in Mexico ended the quarter with approximately 755,000 subscribers, an increase of 89 percent over year-end 1997. During the year Iusacell adopted a number of Bell Atlantic Wireless Group strategies, including new customer care and billing systems and a redesigned chain of retail stores, to prepare for the arrival of new competition in Mexican wireless markets in 1999.

  . Stet Hellas, Bell Atlantic's wireless investment in Greece, added 108,000 net customers in the quarter, 130 percent higher than in fourth quarter 1997. The company ended 1998 with more than 688,000 subscribers, 76 percent higher than 1997. In November, Stet Hellas announced that Germanos S.A., Greece's largest telecommunications and electronics retailer, will distribute Stet Hellas' complete range of products and services throughout its 100-store chain.

                                      * * *

     Bell Atlantic is at the forefront of the new communications and information industry. With more than 42 million telephone access lines and 8.6 million wireless customers worldwide, Bell Atlantic companies are premier providers of advanced wireline voice and data services, market leaders in wireless services and the world's largest publishers of directory information. Bell Atlantic companies are also among the world's largest investors in high-growth global communications markets, with operations and investments in 23 countries.

NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Discussion of factors that may affect future results is contained in our recent filings with the Securities and Exchange Commission.

                                       ###

INTERNET USERS: Bell Atlantic news releases, executive speeches, news media contacts and other useful information are available at Bell Atlantic's News Center on the World Wide Web (http://www.ba.com). To receive news releases by email, visit the News Center and register for personalized automatic delivery of Bell Atlantic news releases.

                                   --more--

-----------------------------------------------
Consolidated Statements of Income
-----------------------------------------------

                                                                    (Dollars in Millions, Except Per Share Amounts)

                                                 3 Mos. Ended  3 Mos. Ended               12 Mos. Ended   12 Mos. Ended
Unaudited                                            12/31/98      12/31/97    % Change        12/31/98        12/31/97    % Change
----------------------------------------------------------------------------------------  ------------------------------------------
Operating Revenues
   Local services                                   $ 3,511.7     $ 3,339.4         5.2      $ 13,815.4      $ 13,113.2         5.4
   Network access services                            1,912.4       1,780.8         7.4         7,655.1         7,158.6         6.9
   Long distance services                               463.5         512.0        (9.5)        1,928.2         2,190.1       (12.0)
   Ancillary services                                   486.6         482.7          .8         1,912.4         1,845.4         3.6
   Directory and information services                   672.2         648.6         3.6         2,371.7         2,298.0         3.2
   Wireless services                                  1,000.5         888.8        12.6         3,780.3         3,328.5        13.6
   Other services                                        30.2          43.4       (30.4)          102.8           260.1       (60.5)
                                                    ------------------------                 ---------------------------
Total Operating Revenues                              8,077.1       7,695.7         5.0        31,565.9        30,193.9         4.5
                                                    ------------------------                 ---------------------------

Operating Expenses
   Employee costs                                     2,053.4       2,090.3        (1.8)        9,265.8         9,047.2         2.4
   Depreciation and amortization                      1,544.1       1,405.3         9.9         5,870.2         5,864.4          .1
   Taxes other than income                              331.0         354.5        (6.6)        1,465.9         1,606.9        (8.8)
   Other operating expenses                           2,316.1       2,231.5         3.8         8,336.8         8,333.9
                                                    ------------------------                 ---------------------------
Total Operating Expenses                              6,244.6       6,081.6         2.7        24,938.7        24,852.4          .3
                                                    ------------------------                 ---------------------------

Operating Income                                      1,832.5       1,614.1        13.5         6,627.2         5,341.5        24.1

Income (loss) from unconsolidated businesses             48.0         112.8       (57.4)         (414.6)         (124.1)         NM
Other income and (expense), net                          22.2          16.2        37.0           121.7            (3.3)         NM
Interest expense                                        303.6         311.3        (2.5)        1,335.4         1,230.0         8.6
Provision for income taxes                              537.9         491.8         9.4         2,008.1         1,529.2        31.3
                                                    ------------------------                 ---------------------------
Income from Continuing Operations                     1,061.2         940.0        12.9         2,990.8         2,454.9        21.8
Extraordinary item
   Early extinguishment of debt, net of tax              (2.1)           --          NM           (25.5)             --          NM
                                                    ------------------------                 ---------------------------
Net Income                                            1,059.1         940.0        12.7         2,965.3         2,454.9        20.8
   Redemption of investee preferred stock                                --                        (2.5)             --          NM
   Redemption of minority interest                      (29.8)           --          NM           (29.8)             --          NM
                                                    ------------------------                 ---------------------------
Net Income Available to
   Common Shareowners                               $ 1,029.3     $   940.0         9.5      $  2,933.0      $  2,454.9        19.5
                                                    ========================                 ===========================


Basic Earnings per Share                            $     .66     $     .61         8.2      $     1.89      $     1.58        19.6
Weighted average number of common
   shares outstanding (in millions)                   1,553.0       1,552.9                     1,553.0         1,551.8

Diluted Earnings per Share                          $     .65     $     .60         8.3      $     1.86      $     1.56        19.2
Weighted average number of common
   shares-assuming dilution (in millions)             1,582.4       1,578.6                     1,578.3         1,571.1


Notes:

All prior period share and per share amounts have been adjusted to reflect a 2-for-1 stock split declared and paid in the second quarter of 1998

Basic Earnings per Share are based on the weighted-average number of shares outstanding during the period

Diluted Earnings per Share include the dilutive effect of shares issuable under our stock-based compensation plans, which represent the only potential dilutive common shares

NM  Not meaningful

-------------------------------------------------------
Earnings Reconciliations
-------------------------------------------------------

                                                                         (Dollars in Millions, Except Per Share Amounts)

                                                       --------------------------------
                                                             3 Mos. Ended 12/31/98           3 Mos. Ended 12/31/97
Unaudited                                                  Net Income    Diluted EPS       Net Income    Diluted EPS
---------------------------------------------------------------------------------------------------------------------
Net Income Available to Common Shareowners                $   1,029.3    $       .65       $    940.0    $       .60
Adjustments:
   Transition costs                                              56.4            .04             46.7            .03
   Special pension enhancements                                                                  38.4            .02
   Other one-time items                                                                         (54.2)          (.03)

                                                       --------------------------------------------------------------
Adjusted Earnings                                         $   1,085.7    $       .69       $    970.9    $       .62
                                                       ==============================================================

Adjusted Growth                                                 11.8%          11.3%

                                                       --------------------------------
                                                            12 Mos. Ended 12/31/98          12 Mos. Ended 12/31/97
                                                           Net Income    Diluted EPS       Net Income    Diluted EPS
                                                       --------------------------------------------------------------
Net Income Available to Common Shareowners                $   2,933.0    $      1.86       $  2,454.9    $      1.56
Adjustments:
Merger-related costs
   Direct costs                                                                                 182.0            .11
   Employee severance costs                                                                     139.5            .09
   Transition costs                                             121.6            .08             59.7            .04

Special pension enhancement and contract-related                670.0            .42            324.5            .21

Special charges & other one-time items                          566.8            .36            686.2            .44

                                                       --------------------------------------------------------------
Adjusted Earnings                                         $   4,291.4    $      2.72       $  3,846.8    $      2.45
                                                       ==============================================================

Adjusted Growth                                                 11.6%          11.0%

--------------------------------------------------------
Sector Summary
--------------------------------------------------------

                                                                                  (Dollars in Millions)

                                                        ----------------
    Unaudited                                             3 Mos. Ended    3 Mos. Ended
                                                              12/31/98        12/31/97         % Change
                                                        ------------------------------------------------
Revenues
   Telecom                                                $    7,069.1    $    6,832.9              3.5
   Global Wireless (1)                                         1,271.1           996.7             27.5
                                                        -------------------------------
Total                                                     $    8,340.2    $    7,829.6              6.5
                                                        ===============================

                                                        ----------------
                                                          3 Mos. Ended    3 Mos. Ended
                                                              12/31/98        12/31/97         % Change
                                                        ------------------------------------------------
Operating Income
   Telecom                                                $    1,729.9    $    1,651.0              4.8
   Global Wireless (1)                                           195.1           162.1             20.4
                                                        -------------------------------
Total                                                     $    1,925.0    $    1,813.1              6.2
                                                        ===============================

                                                        ----------------
                                                         12 Mos. Ended   12 Mos. Ended
                                                              12/31/98        12/31/97         % Change
                                                        ------------------------------------------------
Revenues
   Telecom                                               $    27,780.1   $    26,971.9              3.0
   Global Wireless (1)                                         4,574.2         3,658.3             25.0
                                                        -------------------------------
Total                                                    $    32,354.3   $    30,630.2              5.6
                                                        ===============================

                                                        ----------------
                                                         12 Mos. Ended   12 Mos. Ended
                                                              12/31/98        12/31/97         % Change
                                                        ------------------------------------------------
Operating Income
   Telecom                                               $     7,141.1   $     6,764.0              5.6
   Global Wireless (1)                                           760.2           540.8             40.6
                                                        -------------------------------
Total                                                    $     7,901.3   $     7,304.8              8.2
                                                        ===============================


Footnote:
(1) Represents Bell Atlantic's proportionate share of ownership interests in its Global Wireless (consolidated and unconsolidated) investments

     Telecom sector results appear on page 10

     Global Wireless sector results appear on pages 11 and 12

-------------------------------------------------------------------------------
Consolidated Adjusted Statements of Income - 4th Quarter (Adjusted Basis)
-------------------------------------------------------------------------------

                                                                (Dollars in Millions, Except Per Share Amounts)

                                                       3 Mos. Ended 12/31/98                   3 Mos. Ended 12/31/97
Unaudited                                       Reported  Adjustments    Adjusted     Reported   Adjustments      Adjusted  % Change
------------------------------------------------------------------------------------------------------------------------------------
Operating Revenues
   Local services                            $   3,511.7              $   3,511.7  $   3,339.4                 $   3,339.4      5.2
   Network access services                       1,912.4                  1,912.4      1,780.8       43.4 (5)      1,824.2      4.8
   Long distance services                          463.5                    463.5        512.0                       512.0     (9.5)
   Ancillary services                              486.6                    486.6        482.7       (1.1)(6)        481.6      1.0
   Directory and information services              672.2                    672.2        648.6                       648.6      3.6
   Wireless services                             1,000.5                  1,000.5        888.8                       888.8     12.6
   Other services                                   30.2                     30.2         43.4       (5.1)(6)         38.3    (21.1)
                                             -----------------------------------------------------------------------------
Total Operating Revenues                         8,077.1                  8,077.1      7,695.7       37.2          7,732.9      4.5
                                             -----------------------------------------------------------------------------

Operating Expenses
   Employee costs                                2,053.4      (6.6)(1)    2,046.8      2,090.3      (62.8)(7)      2,027.5      1.0
   Depreciation and amortization                 1,544.1     (38.8)(2)    1,505.3      1,405.3        1.9 (8)      1,407.2      7.0
   Taxes other than income                         331.0                    331.0        354.5        (.4)(9)        354.1     (6.5)
   Other operating expenses                      2,316.1     (44.7)(3)    2,271.4      2,231.5      (76.3)(10)     2,155.2      5.4
                                             -----------------------------------------------------------------------------
Total Operating Expenses                         6,244.6     (90.1)       6,154.5      6,081.6     (137.6)         5,944.0      3.5
                                             -----------------------------------------------------------------------------

Operating Income                                 1,832.5      90.1        1,922.6      1,614.1      174.8          1,788.9      7.5

Income from unconsolidated businesses               48.0                     48.0        112.8     (100.9)(11)        11.9       NM
Other income and (expense), net                     22.2                     22.2         16.2       (3.9)(12)        12.3     80.5
Interest expense                                   303.6                    303.6        311.3        (.4)(13)       310.9     (2.3)
Provision for income taxes                         537.9      33.7 (4)      571.6        491.8       39.5 (14)       531.3      7.6
                                             -----------------------------------------------------------------------------
Income from Continuing Operations                1,061.2      56.4        1,117.6        940.0       30.9            970.9     15.1
Extraordinary item
   Early extinguishment of debt, net of tax         (2.1)                    (2.1)           -                           -       NM
                                             -----------------------------------------------------------------------------
Net Income                                       1,059.1      56.4        1,115.5        940.0       30.9            970.9     14.9
Redemption of minority interest                    (29.8)                   (29.8)           -                           -       NM
                                             -----------------------------------------------------------------------------
Net Income Available to
   Common Shareowners                        $   1,029.3  $   56.4    $   1,085.7  $     940.0   $   30.9      $     970.9     11.8
                                             =============================================================================

Diluted Earnings per Share                   $       .65  $    .04    $       .69  $       .60   $    .02      $       .62     11.3
                                             -----------------------------------------------------------------------------
Weighted average number of common
   shares-assuming dilution (in millions)        1,582.4                  1,582.4      1,578.6                     1,578.6

Footnotes:
1998
(1)  Adjustment for merger transition costs
(2)  Reclass adjustment related to international investments
(3) Adjustment for merger transition costs ($83.5), partially offset by reclass adjustment related to international investments ($38.8)
(4)  Tax effects of items (1) through (3) above

1997
(5) Adjustment related to other one-time items ($38.3) and transition issues ($5.1)
(6)  Adjustment related to transition issues
(7) Adjustment for special pension enhancement ($60.0) and merger transition costs ($2.8)
(8)  Adjustment related to merger transition costs ($1.9)
(9)  Adjustment for merger transition costs ($0.4)
(10) Adjustment for merger transition costs ($76.3)
(11) Adjustment for other one-time items ($100.7) and merger transition issues ($0.2)
(12) Adjustment for merger transition costs
(13) Adjustment for other one-time items
(14) Tax effects of items (5)-(13) above

-------------------------------------------------------------------------------
Consolidated Adjusted Statements of Income - Year-to-Date (Adjusted Basis)
-------------------------------------------------------------------------------

                                                   (Dollars in Millions, Except Per Share Amounts)

                                                --------------------------------------------------
                                                              12 Mos. Ended 12/31/98
Unaudited                                              Reported   Adjustments          Adjusted
--------------------------------------------------------------------------------------------------
Operating Revenues
   Local services                                    $ 13,815.4                      $ 13,815.4
   Network access services                              7,655.1                         7,655.1
   Long distance services                               1,928.2                         1,928.2
   Ancillary services                                   1,912.4                         1,912.4
   Directory and information services                   2,371.7                         2,371.7
   Wireless services                                    3,780.3                         3,780.3
   Other services                                         102.8                           102.8
                                                --------------------------------------------------
Total Operating Revenues                               31,565.9                        31,565.9
                                                --------------------------------------------------

Operating Expenses
   Employee costs                                       9,265.8    (1,066.3)(1)         8,199.5
   Depreciation and amortization                        5,870.2       (38.8)(2)         5,831.4
   Taxes other than income                              1,465.9                         1,465.9
   Other operating expenses                             8,336.8      (206.0)(3)         8,130.8
                                                --------------------------------------------------
Total Operating Expenses                               24,938.7    (1,311.1)           23,627.6
                                                --------------------------------------------------

Operating Income                                        6,627.2     1,311.1             7,938.3

Income (loss) from unconsolidated businesses             (414.6)      493.5 (4)            78.9
Other income and (expense), net                           121.7       (45.4)(4)            76.3
Interest expense                                        1,335.4       (46.8)(4)         1,288.6
Provision for income taxes                              2,008.1       447.6 (5)         2,455.7
                                                --------------------------------------------------
Income from Continuing Operations                       2,990.8     1,358.4             4,349.2
Extraordinary item
   Early extinguishment of debt, net of tax               (25.5)                          (25.5)
                                                --------------------------------------------------
Net Income                                              2,965.3     1,358.4             4,323.7
   Redemption of investee preferred stock                  (2.5)                           (2.5)
   Redemption of minority interest                        (29.8)                          (29.8)
                                                --------------------------------------------------
Net Income Available to
   Common Shareowners                                $  2,933.0   $ 1,358.4          $  4,291.4
                                                ==================================================

Diluted Earnings per Share                           $     1.86   $     .86          $     2.72
                                                --------------------------------------------------
Weighted average number of common
   shares-assuming dilution (in millions)               1,578.3                         1,578.3


                                                          12 Mos. Ended 12/31/97
Unaudited                                          Reported   Adjustments        Adjusted       % Change
---------------------------------------------------------------------------------------------------------
Operating Revenues
   Local services                                $ 13,113.2  $      83.0 (6) $   13,196.2            4.7
   Network access services                          7,158.6        179.5 (7)      7,338.1            4.3
   Long distance services                           2,190.1                       2,190.1          (12.0)
   Ancillary services                               1,845.4           .6 (8)      1,846.0            3.6
   Directory and information services               2,298.0                       2,298.0            3.2
   Wireless services                                3,328.5                       3,328.5           13.6
   Other services                                     260.1                         260.1          (60.5)
                                                --------------------------------------------
Total Operating Revenues                           30,193.9        263.1         30,457.0            3.6
                                                --------------------------------------------

Operating Expenses
   Employee costs                                   9,047.2       (804.7)(9)      8,242.5            (.5)
   Depreciation and amortization                    5,864.4       (299.8)(10)     5,564.6            4.8
   Taxes other than income                          1,606.9        (80.1)(11)     1,526.8           (4.0)
   Other operating expenses                         8,333.9       (537.9)(12)     7,796.0            4.3
                                                --------------------------------------------
Total Operating Expenses                           24,852.4     (1,722.5)        23,129.9            2.2
                                                --------------------------------------------

Operating Income                                    5,341.5      1,985.6          7,327.1            8.3

Income (loss) from unconsolidated businesses         (124.1)        78.8 (13)       (45.3)            NM
Other income and (expense), net                        (3.3)        (5.1)(14)        (8.4)            NM
Interest expense                                    1,230.0        (13.4)(15)     1,216.6            5.9
Provision for income taxes                          1,529.2        680.8 (16)     2,210.0           11.1
                                                --------------------------------------------
Income from Continuing Operations                   2,454.9      1,391.9          3,846.8           13.1
Extraordinary item
   Early extinguishment of debt, net of tax               -                             -             NM
                                                --------------------------------------------
Net Income                                          2,454.9      1,391.9          3,846.8           12.4
   Redemption of investee preferred stock                 -                             -             NM
   Redemption of minority interest                        -                             -             NM
                                                --------------------------------------------
Net Income Available to
   Common Shareowners                            $  2,454.9  $   1,391.9     $    3,846.8           11.6
                                                ============================================

Diluted Earnings per Share                       $     1.56  $       .89     $       2.45           11.0
                                                --------------------------------------------
Weighted average number of common
   shares-assuming dilution (in millions)           1,571.1                       1,571.1

Footnotes:
1998
(1) Adjustment for special pension enhancement and contract-related ($1,051.5), and merger transition costs ($14.8)
(2)  Reclass adjustment related to international investments
(3) Adjustment for merger transition costs ($181.7), and other one-time items ($24.3)
(4)  Adjustment for special charges and other one-time items
(5)  Tax effects of items (1) through (4) above

1997
(6)  Restated for reclass adjustment
(7) Adjustment related to special charges and other one-time items ($174.4) and transition issues ($5.1)
(8) Adjustment for special charges and other one-time items ($1.7), partially offset by transition issues ($1.1)
(9) Adjustment for merger-related costs ($279.9), special pension enhancement ($513.1) and special charges and other one-time items ($11.7)
(10) Adjustment related to special charges and other one-time items ($301.7), partially offset by transition issues($1.9)
(11) Adjustment for merger-related costs ($25.0), special charges and other one-time items ($54.7) and transition costs ($0.4)
(12) Adjustment for merger costs ($217.6), special charges and other one-time items ($416.3), and an increase for a reclass adjustment ($96.0)
(13) Adjustment for special charges and other one-time items ($78.6) and transition issues ($0.2)
(14) Adjustment for other one-time items ($1.2) and transition issues ($3.9)
(15) Restated for reclass adjustment ($13.0) and other one-time items ($0.4)
(16) Tax effects of items (6) - (15) above ($673.3), miscellaneous items ($28.1) and a net benefit for tax-related issues ($35.6)

----------------------------------------------------------------
Selected Financial and Operating Statistics
----------------------------------------------------------------


                                                                 (Dollars in Millions, Except Per Share Amounts)

                                                   3 Mos. Ended        3 Mos. Ended         12 Mos. Ended       12 Mos. Ended
Unaudited                                              12/31/98            12/31/97              12/31/98            12/31/97
------------------------------------------------------------------------------------        ----------------------------------
Debt ratio-end of period                                                                            61.2%               60.5%

Return on average common equity-adjusted basis            31.4%               27.6%                 31.5%               28.1%

Return on average assets-adjusted basis                    8.0%                7.2%                  7.9%                7.2%

Book value per common share                                                                        $ 8.42              $ 8.24

Cash dividends declared per common share                 $ .385              $ .385                $ 1.54              $ 1.51

Common shares outstanding (in millions)
   End of period                                                                                  1,553.4             1,553.1

Capital expenditures
   Telecom                                              $ 1,660             $ 1,489               $ 6,444             $ 5,523
   Domestic cellular                                        259                 251                   703                 915
   Other                                                    106                  15                   299                 200
                                                 -----------------------------------       -----------------------------------
   Total                                                $ 2,025             $ 1,755               $ 7,446             $ 6,638
                                                 ===================================       ===================================

Employees
   Telecom                                                                                        130,075             131,310
   Other                                                                                           10,364               9,779
                                                                                           -----------------------------------
   Total                                                                                          140,439             141,089
                                                                                           ===================================


Note:

All prior period share and per share amounts have been adjusted to reflect a 2-for-1 stock split declared and paid in the second quarter of 1998

---------------------------------------------------------------
Consolidated Balance Sheets
---------------------------------------------------------------

                                                                                  (Dollars in Millions)

Unaudited                                                          12/31/98      12/31/97     $ Change
-------------------------------------------------------------------------------------------------------
Assets
   Current assets
    Cash and cash equivalents                                       $ 237.1       $ 322.8      $ (85.7)
    Short-term investments                                            785.8         720.6         65.2
    Accounts receivable, net                                        6,563.0       6,340.8        222.2
    Inventories                                                       566.0         550.3         15.7
    Prepaid expenses                                                  522.0         634.0       (112.0)
    Other                                                             406.0         432.3        (26.3)
                                                               ----------------------------------------
   Total current assets                                             9,079.9       9,000.8         79.1
                                                               ----------------------------------------
   Plant, property and equipment                                   83,064.1      77,437.2      5,626.9
    Less accumulated depreciation                                  46,248.6      42,397.8      3,850.8
                                                               ----------------------------------------
                                                                   36,815.5      35,039.4      1,776.1
                                                               ----------------------------------------
   Investments in unconsolidated businesses                         4,276.0       5,144.2       (868.2)
   Other assets                                                     4,972.5       4,779.7        192.8
                                                               ----------------------------------------
Total Assets                                                     $ 55,143.9    $ 53,964.1    $ 1,179.8
                                                               ========================================


Liabilities and Shareowners' Investment
   Current liabilities
    Debt maturing within one year                                 $ 2,987.6     $ 6,342.8   $ (3,355.2)
    Accounts payable and accrued liabilities                        6,057.0       5,966.4         90.6
    Other                                                           1,438.7       1,355.0         83.7
                                                               ----------------------------------------
   Total current liabilities                                       10,483.3      13,664.2     (3,180.9)
                                                               ----------------------------------------
   Long-term debt                                                  17,646.4      13,265.2      4,381.2
                                                               ----------------------------------------
   Employee benefit obligations                                    10,384.2      10,004.4        379.8
                                                               ----------------------------------------
   Deferred credits and other liabilities
    Deferred income taxes                                           2,253.8       2,106.2        147.6
                                                               ----------------------------------------
    Unamortized investment tax credits                                221.8         250.7        (28.9)
                                                               ----------------------------------------
    Other                                                             550.9         772.6       (221.7)
                                                               ----------------------------------------
   Minority interest, including a portion subject to
    redemption requirements                                           329.7         911.2       (581.5)
                                                               ----------------------------------------
   Preferred stock of subsidiary                                      200.5         200.5            -
                                                               ----------------------------------------

   Shareowners' investment
    Common stock                                                      157.6         157.6            -
    Contributed capital                                            13,368.0      13,176.8        191.2
    Reinvested earnings                                             1,370.8       1,261.6        109.2
    Accumulated other comprehensive loss                             (714.2)       (553.3)      (160.9)
                                                               ----------------------------------------
                                                                   14,182.2      14,042.7        139.5
    Less common stock in treasury, at cost                            592.2         590.5          1.7
    Less deferred compensation-employee stock ownership plans         516.7         663.1       (146.4)
                                                               ----------------------------------------
   Total shareowners' investment                                   13,073.3      12,789.1        284.2
                                                               ----------------------------------------
Total Liabilities and Shareowners' Investment                    $ 55,143.9    $ 53,964.1    $ 1,179.8
                                                               ========================================

-------------------------------------------------------------------------------
Consolidated Statements of Cash Flows
-------------------------------------------------------------------------------

                                                                                                           (Dollars in Millions)

                                                                              ---------------
                                                                              12 Mos. Ended      12 Mos. Ended
Unaudited                                                                          12/31/98           12/31/97         $ Change
--------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
Net Income                                                                        $ 2,965.3          $ 2,454.9        $   510.4
Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                                                   5,870.2            5,864.4              5.8
    Extraordinary item, net of tax                                                     25.5                  -             25.5
    Loss from unconsolidated businesses                                               414.6              124.1            290.5
    Dividends received from unconsolidated businesses                                 169.4              192.1            (22.7)
    Amortization of unearned lease income                                            (120.2)            (110.3)            (9.9)
    Deferred income taxes, net                                                        264.2              236.9             27.3
    Investment tax credits                                                            (28.9)             (38.1)             9.2
    Other items, net                                                                  303.2               88.2            215.0
    Changes in certain assets and liabilities, net of effects
     from acquisition/disposition of businesses                                       392.6               46.5            346.1
                                                                               -------------------------------------------------
Net cash provided by operating activities                                          10,255.9            8,858.7          1,397.2
                                                                               -------------------------------------------------

Cash Flows from Investing Activities
Net change in short-term investments                                                  (59.6)            (416.7)           357.1
Additions to plant, property and equipment                                         (7,446.5)          (6,637.7)          (808.8)
Proceeds from sale of plant, property and equipment                                    24.8                5.5             19.3
Investment in leased assets                                                          (269.0)            (161.6)          (107.4)
Proceeds from leasing activities                                                      154.9               83.0             71.9
Acquisition of business, less cash acquired                                           (61.9)             (61.8)             (.1)
Investment in notes receivable                                                         (7.2)                 -             (7.2)
Proceeds from notes receivable                                                         21.1               63.1            (42.0)
Investments in unconsolidated businesses, net                                        (602.7)            (833.0)           230.3
Proceeds from TCNZ share repurchase plan                                                  -              153.3           (153.3)
Proceeds from disposition of businesses                                               623.8              546.5             77.3
Other, net                                                                             41.3              (79.2)           120.5
                                                                               -------------------------------------------------
Net cash used in investing activities                                              (7,581.0)          (7,338.6)          (242.4)
                                                                               -------------------------------------------------

Cash Flows from Financing Activities
Proceeds from borrowings                                                            6,228.9              633.0          5,595.9
Principal repayments of borrowings and capital lease obligations                     (841.4)            (901.4)            60.0
Early extinguishment of debt                                                         (775.0)                 -           (775.0)
Net change in short-term borrowings with original maturities of three
     months or less                                                                (3,912.9)           1,580.3         (5,493.2)
Dividends paid                                                                     (2,379.5)          (2,340.4)           (39.1)
Proceeds from sale of common stock                                                    559.0              710.7           (151.7)
Purchase of common stock for treasury                                              (1,001.8)            (919.8)           (82.0)
Minority interest                                                                    (676.3)               (.1)          (676.2)
Reduction in preferred stock of subsidiary                                                -              (10.0)            10.0
Net change in outstanding checks drawn on controlled disbursement accounts             38.4             (264.5)           302.9
Proceeds from sale of preferred stock of subsidiary                                       -               65.5            (65.5)
                                                                               -------------------------------------------------
Net cash used in financing activities                                              (2,760.6)          (1,446.7)        (1,313.9)
                                                                               -------------------------------------------------

Increase (decrease) in cash and cash equivalents                                      (85.7)              73.4           (159.1)
Cash and cash equivalents, beginning of period                                        322.8              249.4             73.4
                                                                               -------------------------------------------------
Cash and cash equivalents, end of period                                          $   237.1          $   322.8        $   (85.7)
                                                                               =================================================

--------------------------------------------------------------------------
Telecom Sector - Financial Results (Adjusted Basis)
--------------------------------------------------------------------------

                                                                                                             (Dollars in Millions)

                                            3 Mos. Ended     3 Mos. Ended               12 Mos. Ended    12 Mos. Ended
Unaudited                                       12/31/98         12/31/97  % Change         12/31/98          12/31/97   % Change
------------------------------------------------------------------------------------    ------------------------------------------
Operating Revenues
     Local services                          $   3,527.2       $  3,354.3       5.2      $  13,876.4       $  13,250.5        4.7
     Network access services                     1,912.6          1,824.2       4.8          7,655.5           7,338.4        4.3
     Long distance services                        463.5            512.1      (9.5)         1,928.3           2,190.2      (12.0)
     Ancillary services                            493.5            493.7         -          1,948.1           1,894.8        2.8
     Directory and information services            672.3            648.6       3.7          2,371.8           2,298.0        3.2
                                             -----------------------------               ------------------------------
Total Operating Revenues                     $   7,069.1       $  6,832.9       3.5      $  27,780.1       $  26,971.9        3.0
                                             -----------------------------               ------------------------------

Operating Expenses
     Employee costs                              1,880.9          1,864.0        .9          7,623.6           7,650.5        (.4)
     Depreciation and amortization               1,343.2          1,297.3       3.5          5,231.8           5,028.9        4.0
     Taxes other than income                       329.6            333.0      (1.0)         1,404.4           1,435.5       (2.2)
     Other operating expenses                    1,785.5          1,687.6       5.8          6,379.2           6,093.0        4.7
                                             -----------------------------               ------------------------------
Total Operating Expenses                     $   5,339.2       $  5,181.9       3.0      $  20,639.0       $  20,207.9        2.1
                                             -----------------------------               ------------------------------

Operating Income                             $   1,729.9       $  1,651.0       4.8      $   7,141.1       $   6,764.0        5.6
Operating Income Margin                            24.5%            24.2%                      25.7%             25.1%

Operating Cash Flow                          $   3,073.1       $  2,948.3       4.2      $  12,372.9       $  11,792.9        4.9
Operating Cash Flow Margin                         43.5%            43.1%                      44.5%             43.7%

------------------------------------------------------------------------------------     -----------------------------------------

Operating Statistics
Switched access lines in service (in thousands) (1)
     Residence                                                                                26,113            25,290        3.3
     Business                                                                                 14,997            14,111        6.3
     Public                                                                                      521               521          -
                                                                                         ------------------------------
Total                                                                                         41,631            39,922        4.3
                                                                                         ==============================

Voice grade equivalents (in thousands) (2)
     Business                                                                                 30,817            25,724       19.8
     Total                                                                                    56,930            51,014       11.6

BRI ISDN lines (in thousands) (3)                                                                519               436       19.0

Access minutes of use (in millions)               44,164           41,704       5.9          173,004           160,477        7.8

Employees per 10,000 access lines (4)                                                           28.9              30.5       (5.2)

High Capacity and Digital Data
Data Revenue (in millions)
     Wideband transport (5)                        417.3            330.6      26.2          1,513.8           1,206.0       25.5
     Fast packet and other (6)                     137.8             93.3      47.7            501.9             318.7       57.5
     Data solutions (7)                             86.4             68.6      25.9            285.6             236.9       20.6
                                             -----------------------------               ------------------------------
Total Revenues*                              $     641.5       $    492.5      30.3      $   2,301.3       $   1,761.6       30.6
                                             =============================               ==============================

Data Volumes (in thousands)
     DSO Equivalents (8)                                                                      16,625            12,019       38.3
                                                                                         ------------------------------
     PRI ISDN (9)                                                                                823               470       75.1
     Frame Relay (9)                                                                             599               307       95.1
     ATM Cell Relay (9)                                                                          465               111      318.9

Footnotes:
(1) Switched access lines include ISDN. Basic Rate Interface (BRI) ISDN is counted as one access line and Primary Rate Interface (PRI) is counted as 23 lines.
(2) Voice Grade Equivalents (VGEs) represent the combination of switched access lines and DSO equivalents, adjusted to avoid double counting of primary rate ISDN channels.
(3) Represents the number of Basic Rate Interface (BRI) lines. Each BRI line consists of two 'B' channels that each operate at 64 kbps, and one 'D' channel that serves as a signaling channel which directs the voice and data transmissions.
(4)  Calculated based on employees of telephone operations only.
(5) Includes circuit-based digital dedicated transport services such as Digital DSO, DS1, DS3 and Sonet-based services, used to carry local and access traffic, both voice and data.
(6) Includes fast packet data transport services such as Frame Relay, SMDS and ATM. Also includes ISDN, ADSL, and internet revenue.
(7)  Revenues associated with our network integration business.
(8) Includes digital DS0 and above circuits (e.g. Digital DS0, DS1, DS3), including packet-based services, converted to a DSO or 64kbps signal, the equivalent to one voice signal. DS1=24DSOs, DS3=672 DSOs, OC3=2,106 DSOs, OC12=8,424 DSOs, OC48=33,696 DSOs
(9)  Volumes expressed as DSO equivalents.

-----------------------------------------------------------------------------
Global Wireless Sector - Proportionate Results
-----------------------------------------------------------------------------


                                                                                   (Dollars in Millions, except subscriber amounts)

                                           3 Mos. Ended   3 Mos. Ended                    12 Mos. Ended   12 Mos. Ended
Unaudited                                      12/31/98       12/31/97    % Change             12/31/98        12/31/97   % Change
-----------------------------------------------------------------------------------      ------------------------------------------

Combined Global Wireless

Selected Financial Results
Revenues                                     $ 1,271.1      $    996.7        27.5           $  4,574.2      $  3,658.3       25.0
Operating income                             $   195.1      $    162.1        20.4           $    760.2      $    540.8       40.6
Operating cash flow                  (1)     $   406.1      $    302.5        34.2           $  1,499.4      $  1,088.0       37.8

Selected Operating Data
Subscribers (000)                                8,595           6,347        35.4                8,595           6,347       35.4
Subscriber net adds in period (000)                731             520        40.6                2,161           1,602       34.9
POPs (000)                                     180,477         175,674         2.7              180,477         175,674        2.7

-----------------------------------------------------------------------------------      ------------------------------------------
Bell Atlantic Mobile                 (2)

Selected Financial Results
Revenues                                     $   923.4      $    820.3        12.6           $  3,481.3      $  3,097.9       12.4
Operating income                             $   201.7      $    204.1        (1.2)          $    821.0      $    739.5       11.0
Operating cash flow                          $   342.9      $    314.4         9.1           $  1,349.8      $  1,158.3       16.5

Selected Operating Data
Subscribers (000)                                6,201 *         5,356        15.8                6,201 *         5,356       15.8
Subscriber net adds in period (000)                302             292         3.4                  861             946       (9.0)
Controlled POPs (000)                           57,190          56,987          .4               57,190          56,987         .4

-----------------------------------------------------------------------------------      ------------------------------------------
PrimeCo Personal Communications      (3)

Selected Financial Data
Revenues                                     $    71.5      $     35.9        99.2           $    236.6      $     96.9         NM
Operating income                             $   (47.7)     $    (58.7)       18.7           $   (200.8)     $   (224.0)      10.4
Operating cash flow                          $   (20.1)     $    (41.0)       51.0           $   (100.0)     $   (159.4)      37.3

Selected Operating Data
Subscribers (000)                                  422             181          NM                  422             181         NM
Subscriber net adds in period (000)                 93              59        57.6                  241             163       47.9
POPs (000)                                      28,487          28,487           -               28,487          28,487         -

-----------------------------------------------------------------------------------      ------------------------------------------
International Wireless Operations    (4)

Selected Financial Data
Revenues                                     $   276.2      $    140.5        96.6           $    856.3      $    463.5       84.7
Operating income                             $    41.1      $     16.7          NM           $    140.0      $     25.3         NM
Operating cash flow                          $    83.3      $     29.1          NM           $    249.6      $     89.1         NM

Selected Operating Data
Subscribers (000)                                1,972             810          NM                1,972             810         NM
Subscriber net adds in period (000)                336             169        98.8                1,059             493         NM
POPs (000)                                      94,800          90,200         5.1               94,800          90,200        5.1


Footnotes:
(1)  Operating cash flow equals operating income plus depreciation and amortization
(2) Bell Atlantic Mobile results reflect consolidated results for all controlled markets
(3)  Represents 46.7% of total PrimeCo Personal Communications
(4) Represents Bell Atlantic's proportionate share of international wireless investments including consolidated, equity method, and cost basis investments
 *   Excludes 14,880 subscribers in cellular property disposed of during the period
NM   Not meaningful

-----------------------------------------------------------------------------
Bell Atlantic Mobile Results
-----------------------------------------------------------------------------

                                                                                  (Dollars in Millions, except subscriber amounts)

                                               3 Mos. Ended    3 Mos. Ended                12 Mos. Ended   12 Mos. Ended
Unaudited                                          12/31/98        12/31/97    % Change         12/31/98        12/31/97   % Change
---------------------------------------------------------------------------------------  ------------------------------------------
Bell Atlantic Mobile                       (1)

Selected Financial Results
Revenues                                       $      923.4     $     820.3        12.6     $    3,481.3    $    3,097.9       12.4
Less: Incollect revenues                               62.6            65.8        (4.9)           277.4           241.5       14.9
Less: Equipment revenues                               65.5            39.9        64.2            182.9           134.9       35.6
                                               -----------------------------              -------------------------------
Service revenues                               $      795.3     $     714.6        11.3     $    3,021.0    $    2,721.5       11.0
                                               -----------------------------              -------------------------------

Operating income                               $      201.7     $     204.1        (1.2)    $      821.0    $      739.5       11.0
Operating cash flow                            $      342.9     $     314.4         9.1     $    1,349.8    $    1,158.3       16.5
Operating cash flow margin                 (2)          43%             44%                          45%             43%
Capital expenditures, excluding acquisitions          259.0           250.6         3.4            703.0           914.5      (23.1)

Selected Operating Data
Subscribers (000)                                     6,201 *         5,356        15.8            6,201 *         5,356       15.8
Penetration                                (3)        10.8%            9.4%                        10.8%            9.4%
Subscriber net adds in period (000)                     302             292         3.4              861             946       (9.0)
Controlled POPs (000)                      (4)       57,190          56,987          .4           57,190          56,987         .4
Owned POPs (000)                           (5)       55,306          55,101          .4           55,306          55,101         .4

Churn rate                                            1.99%           1.83%                        1.85%           1.73%
Total revenue per subscriber                   $      51.15     $     52.85        (3.2)    $      50.84    $      53.15       (4.3)
Service revenue per subscriber                 $      44.06     $     46.04        (4.3)    $      44.11    $      46.69       (5.5)
Cash expense per subscriber                    $      25.06     $     25.78        (2.8)    $      24.40    $      26.82       (9.0)
Acquisition cost per add                   (6) $        184     $       217       (15.2)    $        200    $        222       (9.9)

Footnotes:
(1) Bell Atlantic Mobile results reflect consolidated results for all controlled markets
(2) Operating cash flow margin is calculated by dividing operating cash flow by service revenues
(3)  Penetration is calculated by dividing subscribers by controlled POPs
(4) Controlled POPs represent the total number of POPs for which Bell Atlantic Mobile has operating control
(5) Owned POPs represent Bell Atlantic Mobile percentage ownership in all licensed markets
(6)  Acquisition cost per add includes commissions and loss on handsets

 * Excludes 14,880 subscribers in cellular property disposed of during the period